March 18, 2019

NeoVolta, Inc.

7660-H Fay Avenue, #359

La Jolla, California 92037

Re:

NeoVolta, Inc., Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to NeoVolta, Inc., a Nevada corporation (the “Company”), in connection with the filing of the above referenced Offering Statement (as amended from time to time, the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Offering Statement relates to the proposed offering and sale of up to 3,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In addition, we have been furnished with and have examined originals or copies of the Offering Statement and related offering circular, the corporate proceedings taken by the Company with respect to the filing of the Offering Statement and related offering circular and the issuance of the Shares, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have considered necessary to provide a basis for the opinions hereinafter expressed, including, without limitation (a) the Articles of Incorporation of the Company, as amended to date, (b) the Bylaws of the Company, as amended to date, (c) certain resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent), (d) the form of Subscription Agreement relating to the subscription for the Shares (the “Subscription”); and (e) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

NeoVolta, Inc.

March 18, 2019

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and have not independently checked or verified the accuracy of such statements and representations. The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may affect the opinions we express herein.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the obligations of parties other than the Company to the Subscription being valid, binding and enforceable; (vii) the legal capacity of all natural persons; (viii) the Offering Statement, and any amendments thereto, has or will have become qualified (and will remain qualified at the time of issuance of any Shares); (ix) the Company will issue and deliver the Shares in the manner contemplated by the Offering Statement and Subscription, and will receive the full amount of the consideration for which the Board of Directors (or any duly authorized pricing committee or designee thereof) authorized the issuance of the Shares; (x) the resolutions authorizing the Company to issue, offer and sell the Shares will be in full force and effect at all times at which the Shares are offered, issued and sold by the Company; and (xi) the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if uncertificated, each in accordance with the provisions of the Bylaws of the Company, as amended. We express no opinion as to the enforceability of the Subscription.

We have also assumed that none of the Company’s charter documents, or the corporate proceedings taken by the Company with respect to the filing of the Offering Statement and the issuance of the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares and no Shares will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Offering Statement and Subscription, will be validly issued, fully paid and non-assessable.

NeoVolta, Inc.

March 18, 2019

The foregoing opinions are limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We have not been engaged to examine, nor have we examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form 1-A, and we express no opinion with respect thereto.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the use of this opinion as Exhibit 12 to the Offering Statement and to the reference to us under the caption “Legal Matters” in the Offering Circular included in the Offering Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ The Loev Law Firm, PC